Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-259476, 333-275965) and Form S-3 (Nos. 333-266890, 333-273221) of our report dated March 30, 2023, with respect to the financial statements of Unicycive Therapeutics, Inc. as of and for the year ended December 31, 2022, included in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 28, 2024